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                                TEREX CORPORATION

                                  $150,000,000

                    8-7/8% Senior Subordinated Notes due 2008

                        ---------------------------------

                          SECOND SUPPLEMENTAL INDENTURE

                            Dated as of April 1, 1999

                        --------------------------------

                    UNITED STATES TRUST COMPANY OF NEW YORK,

                                     Trustee



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

                          SECOND SUPPLEMENTAL INDENTURE


     SECOND SUPPLEMENTAL INDENTURE, dated as of April 1, 1999, between TEREX CORPORATION, a Delaware corporation (the "Company"), and UNITED STATES TRUST COMPANY OF NEW YORK, a New York corporation, as trustee (the "Trustee").

     WHEREAS, the Company, and Terex Cranes, Inc., Koehring Cranes, Inc., PPM Cranes, Inc., Payhauler Corp., Terex-Telelect Inc., Terex Aerials, Inc.,
Terex-Ro Corporation, Terex Mining Equipment, Inc. and The American Crane Corporation, as guarantors (collectively, the "Original Guarantors"), and the Trustee are parties to an Indenture, dated as of March 31, 1998 and amended by First Supplemental Indenture dated as of September 23, 1998 (said Indenture, as it may heretofore or hereafter from time to time be amended, the "Indenture") providing for the issuance of the Company's 8-7/8% Senior Subordinated Notes due 2008 (the "Notes");

     WHEREAS, the Company has acquired all of the outstanding capital stock of Amida Industries, Inc.
(Amida");

     WHEREAS, pursuant to the terms of the Indenture, Amida has become a Restricted Subsidiary organized under the laws of the United States and, as such, the Company is required to cause Amida to execute and deliver a supplemental indenture and the Subsidiary Guarantee endorsed on the Notes; and

     WHEREAS, the Company, the Subsidiary Guarantors and the Trustee desire to amend the Indenture to add Amida as a Subsidiary Guarantor under the Indenture.

     NOW, THEREFORE, the Company, the Subsidiary Guarantors, Amida and the Trustee agree as follows for the equal and ratable benefit of the Holders of the Notes.

                                    ARTICLE 1

                           AMENDMENT TO THE INDENTURE

     Section 1.01. Amida shall hereby become a Subsidiary Guarantor under the Indenture effective as of the date hereof, and as such shall be entitled to all the benefits and be subject to all the obligations, of a Subsidiary Guarantor thereunder. Amida agrees to be bound by all those provisions of the Indenture binding upon a Subsidiary Guarantor.

                             ARTICLE 2 MISCELLANEOUS

     Section 2.01. The supplement to the Indenture effected hereby shall be binding upon all Holders of the Notes, their transferees and assigns. All Notes issued and outstanding on the date hereof shall be deemed to incorporate by reference or include the supplement to the Indenture effected hereby.

     Section 2.02. All terms used in this Second Supplemental Indenture which are defined in the Indenture shall have the meanings specified in the Indenture, unless the context of this Second Supplemental Indenture otherwise requires.

     Section 2.03. This Second Supplemental Indenture shall become a binding agreement between the parties when counterparts hereof shall have been executed and delivered by each of the parties hereto.

     Section 2.04. This Second Supplemental Indenture shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflicts of law.

     Section 2.05. This Second Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same amendment.

     Section 2.06. The recitals contained in this Second Supplemental Indenture are made by the Company and not by the Trustee and all of the provisions contained in the Indenture, in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect thereof as fully and with like effect as if set forth herein in full.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

                                      TEREX CORPORATION



                                      By:___________________________
                                        Name: Joseph F. Apuzzo
ATTEST:                                 Title: Vice President-Corporate Finance

--------------------
Eric I Cohen, Secretary



                                      UNITED STATES TRUST COMPANY
                                      OF NEW YORK, as Trustee


                                      By_________________________
                                        Name:
ATTEST:                                 Title:

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


                (Signature Page to Second Supplemental Indenture)


                                      SUBSIDIARY GUARANTORS:

                                      KOEHRING CRANES, INC.



                                      By:______________________
                                        Name:  Joseph F. Apuzzo
ATTEST:                                 Title: Vice President-Finance

--------------------
Eric I Cohen, Secretary


                                      PPM CRANES, INC.


                                      By:______________________
                                        Name:  Joseph F. Apuzzo
ATTEST:                                 Title: Vice President-Finance

----------------------
Eric I Cohen, Secretary


                                      TEREX-TELELECT INC.


                                      By:_________________________
                                         Name: Joseph F. Apuzzo
ATTEST:                                  Title: Vice President-Finance

--------------------
Eric I Cohen, Secretary


                                      TEREX AERIALS INC.


                                      By:________________________________
                                        Name:  Joseph F. Apuzzo
ATTEST:                                 Title: Vice President-Finance

---------------------------
Eric I Cohen, Secretary

                (Signature Page to Second Supplemental Indenture)


                                      THE AMERICAN CRANE CORPORATION


                                      By:__________________________
                                        Name: Joseph F. Apuzzo
ATTEST:                                 Title: Vice President-Finance

----------------------
Eric I Cohen, Secretary


                                      TEREX-RO CORPORATION


                                      By:________________________
                                        Name: Joseph F. Apuzzo
ATTEST:                                 Title: Vice President-Finance



---------------------
Eric I Cohen, Secretary



                                      TEREX CRANES, INC.


                                      By:_______________________
                                         Name:  Joseph F. Apuzzo
ATTEST:                                  Title: Vice President and Treasurer

---------------------
Eric I Cohen, Secretary



                                      PAYHAULER CORP.


                                      By:______________________
                                         Name: Joseph F. Apuzzo
ATTEST:                                  Title: Vice President and Treasurer


---------------------
Eric I Cohen, Secretary




                (Signature Page to Second Supplemental Indenture)

                                      PROGRESSIVE COMPONENTS INC.


                                      By:______________________
                                         Name: Joseph F. Apuzzo
ATTEST:                                  Title: Vice President-Finance

---------------------
Eric I Cohen, Secretary


                                      AMIDA INDUSTRIES, INC.


                                      By:______________________
                                         Name:  Joseph F. Apuzzo
ATTEST:                                  Title: Treasurer

---------------------
Eric I Cohen, Secretary